                                                                    Exhibit 23.2



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-85750 and 33-94262 on Form S-8 and 33-88418, 33-93060, 33-96828, 333-3716, 333-
10839, 333-10841 and 333-21281 of Renal Treatment Centers, Inc. on Form S-3 of our report dated March 31, 1995 on the financial statements of Healthcare Corporation and Affiliates, appearing in the Annual Report on Form 10-K of Renal Treatment Centers, Inc. for the year ended December 31, 1996.



/s/Deloitte & Touche LLP
----------------------------
DELOITTE & TOUCHE LLP

Nashville, Tennessee
March 24, 1997